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                                                                   EXHIBIT 10.11


                          Sublease Agreement Between
                Berg McAfee Companies and eCommercial.com, Inc.


1. Parties: This Sublease (the "Sublease"), is entered into as of this 1st day of September, 1999, (the "Effective Date") between Berg McAfee Companies and eCommercial.com, Inc., hereinafter called respectively Sublessor and Sublessee.

2. Premises: Sublessor hereby subleases to Sublessee, and Sublessee subleases from Sublessor certain premises with appurtenances, situated in the City of Cupertino, County of Santa Clara, State of California, more particularly described as follows:

     Approximately 3,267 rentable square feet of office space commonly known and designated as 10600 North De Anza Boulevard, Suite 250, Cupertino, California, located on the second floor of a larger 21,880 square foot, 3-story office building ("Building"), including covered and surface parking on a non-exclusive basis.

3. Rental Provisions: Sublessee hereby agrees and assumes all lease terms and conditions set forth in that certain lease agreement between Berg McAfee Companies and Sobrato Investment Partnership (the "Lease") dated September 1, 1999, attached hereto as Exhibit A.
                         ---------

     In Witness Whereof, Sublessor and Sublessee have executed this Sublease on the day and year first above written.

Sublessor: Berg McAfee Companies                Sublessee: eCommercial.com, Inc.


By:__________________                          By:___________________

Its:__________________                         Its:___________________